Exhibit 32.1

Certification

Pursuant to the requirement set forth in Section 906 of the Sarbanes-Oxley Act of 2002, David I. Rainer hereby certifies as follows:

1.	He is the duly appointed Chief Executive Officer of CU Bancorp, a California state chartered banking corporation (the “Bank”).

2.	Based on his knowledge, the Bank’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, and to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of this 8th day of August 2014.

/s/ DAVID I. RAINER
David I. Rainer
Chief Executive Officer